MODIFICATION AGREEMENT

Rock Hard Laboratories, LLC (“the Company”), and Health and Wellness Partners, Inc., (the “Independent Contractor”), agree as follows:

1.           Relationship of Parties. The parties agree that the provisions of that certain contract between them, dated March 23, 2009, pursuant to which the Company retained the Independent Contractor as an independent contractor to sell and promote the Company’s products in the State of California, hereinafter referred to as the ''original contract,'' shall continue in effect except as modified in Paragraph 2.  A copy of the original contract is attached.

2.           Modifications.

(a)           The parties agree to modify Paragraph 4(a) of the original contract so that in addition to the rights described therein, the Company grants to the Independent Contractor the exclusive right to sell and promote the Company’s products in the State of California, in return for which the Independent Contractor agrees to provide such services and the provision of other services in California as requested by the Company from time to time;

(b)           The parties agree to modify Paragraph 4(a) of the original contract so that in addition to the rights described therein, the Company grants to the Independent Contractor the exclusive right to do direct response in California only.  The parties further agree that any national direct response campaign must be approved in writing by the Company;

(c)           The parties agree to modify Paragraph 5 of the original contract so that in addition to the rights and restraints described therein, both parties agree that the “Non-Disclosure of Confidential Information” excludes disclosures mandated by federal and state law;

(d)           The parties agree to modify Paragraph 6 of the original contract so that in addition to the rights and restraints described therein, both parties agree that the “No Disclosure of Trade Secrets” excludes disclosures mandated by federal and state law.

3.           Construction. In the event of any conflict or inconsistency between the provisions of this modification agreement and the original contract, the provisions of this modification agreement shall control in all respects.

Executed ___________________[date] at ___________________[city], California.

INDEPENDENT CONTRACTOR

By: /s/ Milton Ault III
Signature

Milton Ault III
Print Name

____________________________
Title

ROCK HARD LABORATORIES, LLC

By: /s/ Trent A. Broers
Signature

Trent A. Broers
Print Name

President
Title